                          MONTHLY REPORT TO NOTEHOLDERS
         FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1, 2003-1 & 2003-2
                    MONTHLY PERIOD ENDING: FEBRUARY 28, 2005

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture" ), by and between the Issuer and the Indenture Trustee, and acknowledged by the Transferor and Servicer, and as supplemented by the Series 2002-1 Indenture Supplement (dated as of October 24, 2002 and as amended on November 17, 2003), the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17, 2003) and the Series 2003-2 Indenture Supplement (dated as of November 17, 2003), each of which is by and between the Issuer and Indenture Trustee, and acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to
Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b)      FNBO is the Servicer under the Transferor and Servicing Agreement.

(c)      The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the March 15, 2005 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                             None

(f) To the knowledge of the undersigned, no Series 2002-1, 2003-1or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                             None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                            2002-1                 2003-1            2003-2

A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

     1.   Principal Receivables

          (a) Beginning of Monthly Period Principal Receivables       $2,408,904,075.92      $2,408,904,075.92    $2,408,904,075.92

          (b) End of Monthly Period Principal Receivables             $2,353,879,794.34      $2,353,879,794.34    $2,353,879,794.34

          (c) Average Principal Receivables                           $2,379,955,580.12      $2,379,955,580.12    $2,379,955,580.12

     2.   End of Monthly Period Trust Receivables                     $2,394,058,493.07      $2,394,058,493.07    $2,394,058,493.07

     3.   Delinquent Balances

                Delinquency                   Aggregate Account            Percentage of
                  Category                         Balance               Total Receivables
           ---------------------              -----------------          -----------------

          (a)  30 to 59 days                  $  34,073,822.46                 1.42%
          (b)  60 to 89 days                  $  27,056,004.59                 1.13%
          (c)  90 to 119 days                 $  23,276,392.78                 0.97%
          (d)  120 to 149 days                $  19,310,736.72                 0.81%
          (e)  150 or more days               $  18,636,469.90                 0.78%
                Total:                        $ 122,353,426.45                 5.11%

     4.  Aggregate amount of Collections

          (a)  Total Collections                                            $299,239,769.66     $299,239,769.66     $299,239,769.66
          (b)  Total Collections of Principal Receivables                   $270,243,589.82     $270,243,589.82     $270,243,589.82
          (c)  Total Collections of Finance Charge Receivables              $ 28,996,179.84     $ 28,996,179.84     $ 28,996,179.84
          (d)  Aggregate Allocation Percentages for Outstanding                       83.69%              83.69%              83.69%
               Series
          (e)  Aggregate Allocation Percentage of Collections of                      83.69%              83.69%              83.69%
               Principal Receivables
          (f)  Aggregate Allocation Percentage of Collections of                      83.69%              83.69%              83.69%
               Finance Charge Receivables

     5. Aggregate amount of Principal Receivables in Accounts which         $ 15,787,496.30     $ 15,787,496.30     $ 15,787,496.30
became Defaulted Accounts during the Monthly Period

     6. Calculation of Interchange allocable to the Issuer for the Monthly Period

          (a) Sales net of cash advances during the Monthly Period          $371,301,149.96     $371,301,149.96     $371,301,149.96
          on all FNBO MasterCard and VISA accounts


          (b)  Sales net of cash advances during the Monthly Period         $202,533,495.52     $202,533,495.52     $202,533,495.52
          on Accounts designated to the Receivables Trust


          (c)  Total amount of Interchange paid or payable to FNBO          $  6,911,932.00     $  6,911,932.00     $  6,911,932.00
          with respect to the Monthly Period


          (d)  Amount of Interchange allocable to the Receivables           $  3,770,248.89     $  3,770,248.89     $  3,770,248.89
          Trustee with respect to the Monthly Period ([c]
          multiplied by [b/a])


          (e) Servicer Interchange amount (1.5% of Collateral               $    460,273.97     $    575,342.47     $    575,342.47
          Amount at end of prior Monthly Period)


          (f) Adjustment of Noteholder Servicing Fee (excess                $          0.00     $          0.00     $          0.00
          of (e) over (d))

     7. The aggregate amount of Collections of Finance Charge
Receivables for the Receivables Trust for the Monthly Period

          (a)  Interchange                                                  $  3,770,248.89     $  3,770,248.89     $  3,770,248.89

          (b)  Recoveries                                                   $  1,396,762.75     $  1,396,762.75     $  1,396,762.75

          (c)  Finance Charges and Fees                                     $ 28,996,179.84     $ 28,996,179.84     $ 28,996,179.84

          (d)  Discount Receivables                                         $          0.00     $          0.00     $          0.00
                                                                            ---------------     ---------------     ---------------
               Total                                                        $ 34,163,191.48     $ 34,163,191.48     $ 34,163,191.48

     8. Aggregate Uncovered Dilution Amount for the Monthly Period          $          0.00     $          0.00     $          0.00

B. INFORMATION REGARDING SERIES 2002-1, 2003-1 & 2003-2

     1. Collateral Amount at the close of business on the prior             $400,000,000.00     $500,000,000.00     $500,000,000.00
Distribution Date

          (a)  Reductions due to Investor Charge-Offs (including            $          0.00     $          0.00     $          0.00
          Uncovered Dilution Amounts) to be made on the related
          Distribution Date


          (b)  Reimbursements to be made on the related                     $          0.00     $          0.00     $          0.00
          Distribution Date from Available Finance Charge Collections


          (c)  Collateral Amount at the close of business                   $400,000,000.00     $500,000,000.00     $500,000,000.00
          on the Distribution Date

     2. Note Principal Balance at the close of business on the Distribution Date during the Monthly Period

          (a)  Class A Note Principal Balance                               $332,000,000.00     $415,000,000.00     $411,250,000.00

          (b)  Class B Note Principal Balance                               $ 31,000,000.00     $ 38,750,000.00     $ 40,000,000.00

          (c)  Class C Note Principal Balance                               $ 37,000,000.00     $ 46,250,000.00     $ 48,750,000.00
                                                                            ---------------     ---------------     ---------------
                   Total Note Principal Balance                             $400,000,000.00     $500,000,000.00     $500,000,000.00

     3. Allocation Percentages for the Monthly Period

          (a)  Principal Collections                                                  16.61%              20.76%              20.76%

          (b)  Finance Charge Collections                                             16.61%              20.76%              20.76%

          (c)  Default Amounts                                                        16.61%              20.76%              20.76%

     4. Investor Principal Collections processed during the                 $ 44,887,460.27     $ 56,102,569.25     $ 56,102,569.25
Monthly Period and allocated to the Series

     5.  Excess Principal Collections available from other                  $          0.00     $          0.00     $          0.00
Group I Series allocated to the Series

     6. Aggregate amounts treated as Available Principal                    $  2,622,303.14     $  3,277,484.23     $  3,277,484.23
Collections pursuant to subsections 4.04(a)(v) and (vi) of the related Indenture Supplement

     7. Reallocated Principal Collections (up to the                        $          0.00     $          0.00     $          0.00
Monthly Principal Reallocation Amount) applied pursuant to
Section 4.06 of the related Indenture Supplement


     8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                           $ 47,509,763.40     $ 59,380,053.48     $ 59,380,053.48

     9. Principal Accumulation Investment Proceeds                          $          0.00     $          0.00     $          0.00

     10. Investor Finance Charge Collections (including                     $  5,674,506.10     $  7,092,278.55     $  7,092,278.55
Interchange and Recoveries) processed during the
Monthly Period

     11. Excess Finance Charge Collections from                             $          0.00     $          0.00     $          0.00
Group I allocated to the Series

     12. Reserve Account withdrawals pursuant to                            $          0.00     $          0.00     $          0.00
Section 4.10(b) or (d) of the related Indenture Supplement

     13. Excess amounts from Spread Account to be                           $          0.00     $          0.00     $          0.00
treated as Available Finance Charge Collections pursuant
to Section 4.12(g) of the related Indenture Supplement

     14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)               $  5,674,506.10     $  7,092,278.55     $  7,092,278.55

     15. Distributions of principal and interest to Noteholders on the Distribution Date:

          (a)  Class A Noteholders                                          $    697,200.00     $    868,272.22     $    863,625.00

          (b)  Class B Noteholders                                          $     72,092.22     $     89,125.00     $    102,666.67

          (c)  Class C Noteholders                                          $    106,765.56     $    150,723.61     $    150,312.50

     16. Distributions of principal to Noteholders on the Distribution Date:

          (a)  Class A Noteholders                                          $          0.00     $          0.00     $          0.00

          (b)  Class B Noteholders                                          $          0.00     $          0.00     $          0.00

          (c)  Class C Noteholders                                          $          0.00     $          0.00     $          0.00

     17. Distributions of interest to Noteholders on the Distribution Date:

          (a)  Class A Noteholders                                          $    697,200.00     $    868,272.22     $    863,625.00

          (b)  Class B Noteholders                                          $     72,092.22     $     89,125.00     $    102,666.67

          (c)  Class C Noteholders                                          $    106,765.56     $    150,723.61     $    150,312.50

     18. The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly
Period which were allocated to the Series 2002-1, 2003-1
and 2003-2

          (a)  Default Amount                                               $ 15,787,496.30     $ 15,787,496.30     $ 15,787,496.30

          (b)  Allocation Percentage (B.3.(c) above)                                  16.61%              20.76%              20.76%
                                                                            ---------------     ---------------     ---------------
               Total Investor Default Amount (a multiplied by b)            $  2,622,303.14     $  3,277,484.23     $  3,277,484.23

     19. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period

          (a) Dilutions not covered by Transferor                           $          0.00     $          0.00     $          0.00

          (b) Series Allocation Percentage (as defined                                16.61%              20.76%              20.76%
in the related Indenture Supplement)

          (c) Total Uncovered Dilution Amount                               $          0.00     $          0.00     $          0.00

     20. The aggregate amount of Investor Charge-Offs                       $          0.00     $          0.00     $          0.00
(including any Uncovered Dilution Amount not covered
by the Transferor) for the Monthly Period

     21. Noteholder Servicing Fee for the Monthly Period                    $    613,698.63     $    767,123.29     $    767,123.29
payable to the Servicer (after adjustment for Servicer
Interchange shortfall, if any)

     22.  Ratings of the Class A Notes

           Moody's                                                           Aaa                 Aaa                 Aaa
                                                                             -------------------------------------------------------
           S&P                                                               AAA                 AAA                 AAA
                                                                             -------------------------------------------------------
           Fitch                                                             AAA                 AAA                 AAA
                                                                             -------------------------------------------------------

     23.  Ratings of the Class B Notes

          Moody's                                                            A2                  A2                  A2
                                                                             -------------------------------------------------------
          S&P                                                                A                   A                   A
                                                                             -------------------------------------------------------
          Fitch                                                              A+                  A+                  A+
                                                                             -------------------------------------------------------

     24. Ratings of the Class C Notes

          Moody's                                                            Baa2                Baa2                Baa2
                                                                             -------------------------------------------------------
          S&P                                                                BBB                 BBB                 BBB
                                                                             -------------------------------------------------------
          Fitch                                                              BBB                 BBB                 BBB
                                                                             -------------------------------------------------------

     25. Note Interest Rate for the Monthly Period

          (a)  Class A Note Interest Rate                                           2.70000%            2.69000%            2.70000%

          (b)  Class B Note Interest Rate                                           2.99000%            2.76000%            3.08000%

          (c)  Class C Note Interest Rate                                           3.71000%            4.19000%            3.70000%


C. QUARTERLY NET YIELD

     1. Base Rate for the Monthly Period                                               4.86%               4.89%               4.91%

     2. Portfolio Yield for the Monthly Period                                         9.95%               9.95%               9.95%

     3. Net Yield for the Monthly Period (Portfolio
     Yield MINUS Base Rate)                                                            5.09%               5.06%               5.03%

     4. Quarterly Net Yield for the related Distribution Date                          5.03%               5.00%               5.00%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

     1. Opening Principal Accumulation Account Balance
     on the Distribution Date for the Monthly Period                     $             0.00  $             0.00  $             0.00


     2. Controlled Deposit Amount to be deposited to the
     Principal Accumulation Account on the Distribution Date
     for the Monthly Period                                              $             0.00  $             0.00  $             0.00

        (a)  Controlled Accumulation Amount                              $             0.00  $             0.00  $             0.00

        (b)  Accumulation Shortfall                                      $             0.00  $             0.00  $             0.00

        (c)  Controlled Deposit Amount (a+b)                             $             0.00  $             0.00  $             0.00

     3. Amounts withdrawn from the Principal Accumulation
    Account for distribution to Noteholders on the related
    Distribution Date

          (a)  Distribution in reduction of the Class A Notes            $             0.00  $             0.00  $             0.00

          (b)  Distribution in reduction of the Class B Notes            $             0.00  $             0.00  $             0.00

          (c)  Distribution in reduction of the Class C Notes            $             0.00  $             0.00  $             0.00

    4. Principal Accumulation Account ending balance
    after deposit or withdrawal on the Distribution Date for
    the Monthly Period                                                                                           $             0.00



E.  INFORMATION REGARDING THE SPREAD ACCOUNT

    1. Opening Available Spread Account Amount on the                    $     4,000,000.00  $     5,000,000.00  $     5,000,000.00
    Distribution Date for the Monthly Period

    2. Aggregate amount required to be withdrawn pursuant                $             0.00  $             0.00  $             0.00
    to Section 4.12(c) of the related Indenture Supplement
    for distribution to Class C Noteholders pursuant to
    Section 4.04(a)(iv) of the related Indenture Supplement

    3. Aggregate amount required to be withdrawn pursuant                $             0.00  $             0.00  $             0.00
    to Section 4.12(d) of the related Indenture Supplement
    for distribution in reduction of the Class C Note
    Principal Balance

    4. Spread Account Percentage for the Distribution                                  1.00%               1.00%               1.00%
    Date for the Monthly Period

    5. Closing Required Spread Account Amount for the                    $     4,000,000.00  $     5,000,000.00  $     5,000,000.00
    Distribution Date for the Monthly Period


    6. Amount on deposit in Spread Account after required                $     4,000,000.00  $     5,000,000.00  $     5,000,000.00
    withdrawals on the Distribution Date for the Monthly
    Period (1-(2+3))

    7. Spread Account Deficiency/(Excess), if any (5 MINUS 6)            $             0.00  $             0.00  $             0.00

    8. Amounts deposited pursuant to Section 4.04(a)(vii)                $             0.00  $             0.00  $             0.00
    or 4.10(e) of the related Indenture Supplement

    9. Remaining Spread Account Deficiency/(Excess),                     $             0.00  $             0.00  $             0.00
    if any (7 minus 8)

F.  INFORMATION REGARDING THE RESERVE ACCOUNT

    1. Reserve Account Funding Date                                         July 1, 2005      December 31, 2004      August 01, 2005

    2. Opening Available Reserve Account Amount on the                   $             0.00  $             0.00  $             0.00
    Distribution Date for the Monthly Period

    3. Aggregate amount required to be withdrawn pursuant to
    Section 4.10(d) of the related Indenture Supplement for inclusion in Available Finance Charge Collections:

          (a)  Covered Amount                                            $             0.00  $             0.00  $             0.00

          (b)  Principal Accumulation Investment Proceeds                $             0.00  $             0.00  $             0.00

          (c)  Reserve Draw Amount (a MINUS b)                           $             0.00  $             0.00  $             0.00


    4. Required Reserve Account Amount                                   $             0.00  $             0.00  $             0.00

    5. Reserve Account Surplus (4-(2-3))                                 $             0.00  $             0.00  $             0.00

G.  INFORMATION REGARDING ACCUMULATION PERIOD


    1. Accumulation Period Length (months)                                                2
                                                                         ----------------------------------------------------------

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of March, 2005.

                                        FIRST NATIONAL BANK OF OMAHA, Servicer

                                        By
                                          --------------------------------
                                        Name:  Matthew W. Lawver
                                        Title: Sr. Vice President